UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2006 (April 18, 2006)
ARKANSAS BEST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation or
organization)
3801 Old Greenwood Road
Fort Smith, Arkansas 72903
(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On April 18, 2006, the Company amended and restated the below listed plans to make them compliant with the American Jobs Creation Act of 2004:
Arkansas Best Corporation Voluntary Savings Plan, Amended and Restated effective as of January 1, 2005
Arkansas Best Corporation Supplemental Benefit Plan, Amended and Restated effective as of
January 1, 2005
ABF Freight System, Inc. Supplemental Benefit Plan, Amended and Restated effective as of
January 1, 2005
Data-Tronics Supplemental Benefit Plan, Amended and Restated effective as of
January 1, 2005
Eligible participants in the Arkansas Best Corporation Voluntary Savings Plan include officers of Arkansas Best Corporation, officers in the position of Regional Vice President and above of ABF Freight System, Inc., and the President of Data-Tronics Corp.
Participants in the Supplemental Benefit Plans are officers of Arkansas Best Corporation, officers of ABF Freight System, Inc. holding the position of Vice President and above, and the President of Data-Tronics Corp., who were participants in the respective Plans on December 16, 2005.
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
10.1	Arkansas Best Corporation Voluntary Savings Plan, Amended and Restated effective as of January 1, 2005

10.2	Arkansas Best Corporation Supplemental Benefit Plan, Amended and Restated effective as of January 1, 2005

10.3	ABF Freight System, Inc. Supplemental Benefit Plan, Amended and Restated effective as of January 1, 2005

10.4	Data-Tronics Supplemental Benefit Plan, Amended and Restated effective as of January 1, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ARKANSAS BEST CORPORATION
(Registrant)

Date: April 21, 2006	/s/ Richard F. Cooper

Richard F. Cooper,
Senior Vice President — General Counsel and Secretary

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